Exhibit 99.1

1Q09 Earnings Release
FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
John Eldridge
(206) 272-6571
j.eldridge@f5.com

Public Relations
Alane Moran
(206) 272-6850 a.moran@f5.com
F5 Networks Announces First Quarter 2009 Results
SEATTLE, WA—January 21, 2009—F5 Networks, Inc. (NASDAQ: FFIV) today announced revenue of $165.6 million for the first quarter of fiscal 2009, down 3.3 percent from $171.3 million in the prior quarter and up 7.4 percent from $154.2 million in the first quarter of fiscal 2008.
GAAP net income for the first quarter was $21.4 million ($0.27 per diluted share) compared to $19.7 million ($0.24 per diluted share) in the fourth quarter of 2008 and $17.8 million ($0.21 per diluted share) in the first quarter a year ago.
Excluding the impact of stock-based compensation, non-GAAP net income for the first quarter was $32.3 million ($0.40 per diluted share), compared to $33.4 million ($0.41 per diluted share) in the prior quarter and $28.8 million ($0.33 per diluted share) in the first quarter of fiscal 2008.
A reconciliation of GAAP net income to non-GAAP net income is included on the attached Consolidated Statements of Operations.
“As we announced on January 6th, the primary reason for the revenue shortfall was a sudden fall-off in North American sales during the last week of December,” said John McAdam, F5 president and chief executive officer. “Our current analysis indicates that most of these deals were pushed into our second or third quarter of 2009 due to budget constraints. However, several were postponed indefinitely as customers evaluate their expense budgets in light of the continued recession.”
McAdam said he was pleased that during the quarter the company continued to maintain solid margins, achieved its earnings targets, and generated strong cash flow.
During the first quarter, cash flow from operations was $57.9 million. After repurchasing $20 million of F5 common stock, the company ended the year with $487.4 million in cash and investments.
Given the likelihood of continued uncertainty and further slowing in the overall economy, McAdam said management has lowered its expectations for the current quarter. For the second quarter of fiscal 2009, ending March 31st, the company has set a revenue target of $157 million to $164 million and a

1Q09 Earnings Release
GAAP earnings target of $0.19 to $0.21 per diluted share. Management expects to record a $4.5 to $5.5 million (pre-tax) restructuring charge in the second quarter related to a loss on facility exit, workforce reduction and accelerated depreciation on tenant improvements. Excluding this charge and stock-based compensation expense, the company’s non-GAAP earnings target is $0.36 to $0.38 per diluted share. Both the GAAP and non-GAAP earnings targets for the second quarter reflect the anticipated return to a normalized effective tax rate, which was lower in the first quarter of fiscal 2009 due to the retroactive extension of the federal R&D tax credit. A reconciliation of the company’s expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended
	March 31, 2009
Reconciliation of Expected Non-GAAP Second Quarter Earnings	Low	High

Net income	$15.2	$16.8
Stock-based compensation expense, net of tax	10.2	10.2
Restructuring charge and accelerated depreciation on leasehold improvements, net of tax (mid range of estimate)	3.2	3.2

Non-GAAP net income	$28.6	$30.2

Net income per share — diluted	$0.19	$0.21

Non-GAAP net income per share — diluted	$0.36	$0.38

About F5 Networks
F5 Networks is the global leader in Application Delivery Networking. F5 provides solutions that make applications secure, fast, and available for everyone. By adding intelligence and manageability into the network to offload applications and optimize the data storage layer, F5 extends the power of intelligent networking to all levels of application delivery. F5’s extensible architecture optimizes applications, delivers application reliability and protects the application and network. Enterprise organizations, service providers and Web 2.0 content providers worldwide trust F5 to keep their applications running. The company is headquartered in Seattle, Washington with offices worldwide. For more information, go to www.f5.com.
Forward Looking Statements
Statements in this press release concerning the continuing strength of F5’s business, sequential growth, the target revenue and earnings range, share amount and share price assumptions, demand for application delivery networking and storage virtualization products and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, WAN optimization and

1Q09 Earnings Release
storage virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the share repurchase program; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation. Net income excluding stock-based compensation (non-GAAP) is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.”
Management believes that net income excluding stock-based compensation (non-GAAP) provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s business. Investors

1Q09 Earnings Release
should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
The reconciliation of the company’s expected GAAP and non-GAAP second quarter earnings also excludes a restructuring charge related to a loss on facility exit, workforce reduction and accelerated depreciation on tenant improvements. This restructuring charge will be incurred during the quarter ending March 31, 2009 in connection with a reduction in the company’s workforce and the consolidation of certain of the company’s office space.
F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business, which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, stock-based compensation is an obligation of the Company that should be considered and each line item is important to financial performance generally. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into its operational performance and financial results.
# # # #

F5 Networks, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,	September 30,
	2008	2008

Assets
Current assets
Cash and cash equivalents	$122,307	$78,303
Short-term investments	156,180	111,883
Accounts receivable, net of allowances of $6,062 and $4,348	100,472	97,057
Inventories	15,562	10,148
Deferred tax assets	5,843	5,910
Other current assets	22,835	20,068

Total current assets	423,199	323,369

Restricted cash, long-term	2,713	2,748
Property and equipment, net	46,596	47,557
Long-term investments	208,950	261,086
Deferred tax assets	43,373	46,917
Goodwill	231,892	231,892
Other assets, net	29,695	25,654

Total assets	$986,418	$939,223

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$24,095	$13,092
Accrued liabilities	51,765	48,051
Deferred revenue	132,315	125,678

Total current liabilities	208,175	186,821

Other long-term liabilities	14,010	14,822
Deferred revenue, long-term	23,624	19,321

Total long-term liabilities	37,634	34,143

Commitments and contingencies

Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized 79,011 and 79,094 shares issued and outstanding	475,352	477,299
Accumulated other comprehensive loss	(3,202)	(6,076)
Retained earnings	268,459	247,036

Total shareholders’ equity	740,609	718,259

Total liabilities and shareholders’ equity	$986,418	$939,223

F5 Networks, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended	Three months ended	Three months ended
	December 31,	September 30,	December 31,
	2008	2008	2007

Net revenues
Products	$107,895	$115,790	$110,205
Services	57,674	55,473	43,979

Total	165,569	171,263	154,184

Cost of net revenues (1)
Products	23,923	26,584	24,689
Services	12,100	12,329	10,550

Total	36,023	38,913	35,239

Gross Profit	129,546	132,350	118,945

Operating expenses (1)
Sales and marketing	59,438	60,461	58,178
Research and development	27,102	26,367	24,332
General and administrative	15,805	14,632	13,426
Loss on facility exit and sublease	—	5,271	—

Total	102,345	106,731	95,936

Income from operations	27,201	25,619	23,009
Other income, net	2,879	3,513	6,132

Income before income taxes	30,080	29,132	29,141
Provision for income taxes (1)	8,657	9,431	11,390

Net Income	$21,423	$19,701	$17,751

Net income per share — basic	$0.27	$0.25	$0.21

Weighted average shares — basic	79,337	79,754	84,854

Net income per share — diluted	$0.27	$0.24	$0.21

Weighted average shares — diluted	80,003	80,785	86,141

Non-GAAP Financial Measures

Net income as reported	$21,423	$19,701	$17,751
Stock-based compensation expense, net of tax (3)	10,907	10,328	11,075
Loss on facility exit and sublease, net of tax (2)	—	3,321	—

Net income excluding stock-based compensation and loss on facility exit and sublease (Non-GAAP)	$32,330	$33,350	$28,826

Net income per share excluding stock-based compensation and loss on facility exit and sublease (Non-GAAP) — diluted	$0.40	$0.41	$0.33

Weighted average shares — diluted	80,003	80,785	86,141

(1) Includes stock-based compensation as follows:
Cost of net revenues	$1,219	$1,175	$1,054
Sales and marketing	5,967	5,623	6,431
Research and development	4,286	4,106	3,986
General and administrative	3,441	3,858	3,865
Tax effect of stock based compensation	(4,006)	(4,434)	(4,261)

	$10,907	$10,328	$11,075

(2) Includes loss on facility exit and sublease as follows:
Loss on facility exit and sublease	—	$5,271	—
Tax effect of loss on facility exit and sublease	—	(1,950)	—

	—	$3,321	—

(3)	Stock-based compensation is accounted for in accordance with Financial Accounting Standards Board Statement No. 123(R), “Share-Based Payments” using the attribution method for recognizing compensation expense.

F5 Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three months ended
	December 31,
	2008	2007

Operating activities
Net income	$21,423	$17,751
Adjustments to reconcile net income to net cash used in operating activities
Realized gain on sale of investments	(2)	(15)
Stock-based compensation	14,913	15,336
Provision for doubtful accounts and sale returns	2,976	676
Depreciation and amortization	6,476	5,490
Deferred income taxes	1,903	206
Changes in operating assets and liabilities
Accounts receivable	(6,391)	(7,666)
Inventories	(5,414)	483
Other current assets	(2,810)	1,123
Other assets	(154)	(898)
Accounts payable and accrued liabilities	14,058	(128)
Deferred revenue	10,940	9,636

Net cash provided by operating activities	57,918	41,994

Investing activities
Investment in restricted cash	26	76
Purchase of investments	(83,199)	(201,857)
Sale of investments	90,256	174,589
Acquisition of businesses, net of cash acquired	—	(990)
Purchase of property and equipment	(3,888)	(4,875)

Net cash provided by (used in) investing activities	3,195	(33,057)

Financing activities
Tax benefit from nonqualified stock options	(2,300)	923
Proceeds from the exercise of stock options and warrants	5,440	5,918
Stock Repurchase Program	(20,000)	—

Net cash (used in) provided by financing activities	(16,860)	6,841

Net increase in cash and cash equivalents	44,253	15,778
Effect of exchange rate changes on cash and cash equivalents	(249)	(550)
Cash and cash equivalents, at beginning of period	78,303	54,296

Cash and cash equivalents, at end of period	$122,307	$69,524